Exhibit 99.2

ALTRIA HOLDS INVESTOR DAY;
REVISES 2013 FULL-YEAR REPORTED EPS GUIDANCE AND
REAFFIRMS 2013 FULL-YEAR ADJUSTED EPS GUIDANCE

▪	Altria revises guidance for 2013 full-year reported diluted earnings per share (EPS) from a range of $2.49 to $2.55 to a range of $2.50 to $2.56

▪	Altria reaffirms guidance for 2013 full-year adjusted diluted EPS in the range of $2.35 to $2.41, representing a growth rate of 6% to 9% from an adjusted diluted EPS base of $2.21 in 2012

▪	Altria’s subsidiary, Nu Mark, plans to enter the e-vapor category by introducing MarkTen™ e-cigarettes into a lead market in Indiana this August
RICHMOND, Va. - June 11, 2013 - Altria Group, Inc. (Altria) (NYSE: MO) is holding an investor day conference in New York City today. During today’s meeting, Marty Barrington, Altria’s Chairman and Chief Executive Officer, and other members of the Altria management team will discuss why Altria is a compelling investment and review plans to continue creating value for shareholders.
The presentation will focus on the strengths that support Altria’s ability to achieve its long-term business objectives. These include:

•	The most diverse business model among its U.S. tobacco peers;

•	Leading premium tobacco brands;

•	A systematic approach to innovation, including new products;

•	Well-developed capabilities to address legislation, regulation and litigation challenges;

•	Proven cost management; and

•	A strong balance sheet that supports excellent cash returns to shareholders, primarily through dividends.
Today’s presentation will also include an update on Altria’s tobacco companies’ plans for developing a range of innovative new products to meet the evolving preferences of adult tobacco consumers. Altria’s subsidiary, Nu Mark LLC (Nu Mark), plans to enter the e-vapor category with the introduction of MarkTen e-cigarettes into a lead market in Indiana this August. Nu Mark also plans to expand distribution of Verve® discs to additional stores in Virginia in the second half of this year.

6601 West Broad Street, Richmond, VA 23230

The presentation is being webcast live at altria.com in a listen-only mode, beginning at approximately 9:00 a.m., Eastern Time. A copy of the remarks and business presentation (including reconciliations of GAAP financial measures to non-GAAP financial measures) and a replay of the audio webcast of the remarks will be available at altria.com.
2013 Full-Year Guidance
Altria has revised its guidance for 2013 full-year reported diluted EPS from a range of $2.49 to $2.55 to a range of $2.50 to $2.56 to reflect the impact of an additional $36 million credit to be applied against Philip Morris USA Inc.’s (PM USA) Master Settlement Agreement payment obligations as a result of two more states joining the previously disclosed settlement with certain states of the non-participating manufacturer (NPM) adjustment disputes for 2003-2012. The forecast also reflects estimated SABMiller plc (SABMiller) special items.
Altria reaffirms its guidance for 2013 full-year adjusted diluted EPS, which excludes special items shown in the table below, to be in the range of $2.35 to $2.41, representing a growth rate of 6% to 9% from an adjusted diluted EPS base of $2.21 in 2012.
The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to this forecast. Reconciliations of full-year adjusted to reported diluted EPS are shown in the table below.

Altria’s Full-Year Earnings Per Share Guidance Excluding Special Items
	Full Year
	2013 Guidance			2012	Change
Reported diluted EPS	$2.50	to	$2.56	$2.06	21%	to	24%
Loss on early extinguishment of debt			—	0.28
NPM Adjustment			(0.16)	—
Asset impairment, exit and implementation costs			—	0.01
SABMiller special items			0.01	(0.08)
PMCC leveraged lease benefit			—	(0.03)
Tax items*			—	(0.03)
Adjusted diluted EPS	$2.35	to	$2.41	$2.21	6%	to	9%
* Excludes the tax impact of the Philip Morris Capital Corporation (PMCC) leveraged lease benefit.
Altria’s Profile
Altria directly or indirectly owns 100% of each of PM USA, U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Nu Mark, Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and PMCC. Altria holds a continuing economic and voting interest in SABMiller.
The brand portfolios of Altria’s tobacco operating companies include such well-known names as Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and

Stag’s Leap Wine Cellars®, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the period ended March 31, 2013.
These factors include the following: Altria’s tobacco businesses (including PM USA, USSTC, Middleton and Nu Mark) being subject to significant competition; changes in adult consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on trade inventories, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.
Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop successful new product technologies and markets within and potentially outside the United States; to broaden brand portfolios in order to compete effectively; and to improve productivity.
Altria and its tobacco businesses are also subject to federal, state and local government regulation, including broad-based regulation of PM USA and USSTC by the U.S. Food and Drug Administration. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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